EXHIBIT 5.2

Thelen Reid & Priest LLP Attorneys At Law 875 Third Avenue New York, NY 10022-6225 Tel. 212.603.2000 Fax 212.603.2001 www.thelenreid.com

OPINION OF THELEN REID & PRIEST LLP
SPECIAL COUNSEL TO MDU RESOURCES GROUP, INC.

July 27, 2006

MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

We are acting as special counsel to MDU Resources Group, Inc., a Delaware corporation (the “Company”). We refer to our opinion, dated June 13, 2003 (the “June 13 Opinion”), addressed to the Company with respect to $500,000,000 in aggregate amount of (i) debt securities and (ii) common stock, par value $1.00 per share, together with the preference share purchase rights attached thereto (the “Rights”), registered under the Securities Act of 1933, as amended, (the “Securities Act”), on the Registration Statement on Form S-3 (Registration No. 333-104150), as heretofore amended, which became effective on September 26, 2003 (the “Registration Statement”). This opinion is supplemental to the June 13 Opinion.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus, dated September 26, 2003, forming a part of the Registration Statement, as supplemented by a prospectus supplement, dated July 27, 2006 (collectively, the “Prospectus”), relating to the offer and sale of up to 3,000,000 shares (the “Shares”) of the Company’s Common Stock, $1.00 par value per share, together with the preference share purchase rights attached thereto, (iii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto, pursuant to which the Rights were created, (iv) the orders of the Federal Energy Regulatory Commission, dated October 27, 2004, the Montana Public Service Commission, dated October 26, 2004, and the Public Service Commission of Wyoming, dated November 8, 2004 (collectively, the “Orders”), and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.

Based on the foregoing, subject to the limitations, assumptions and qualifications contained in this opinion, we are of the opinion that:

1.	The Company is a corporation validly organized and existing under the laws of the State of Delaware.

2.	When the Shares have been sold as contemplated in the Registration Statement and the Prospectus, they will be validly issued, fully paid and non-assessable.

3.
When the Rights have been issued as contemplated in the Registration Statement and the Prospectus, they will be validly issued and will represent legally binding obligations of the Company under the laws of the State of Delaware.

In rendering the opinions expressed above, we have assumed that, upon expiration of the existing authorizations contained in the Orders relating to the issuance and delivery of the Shares and the Rights, the Company will have obtained, on a timely basis, such further authorizations from the respective commissions as may be required to permit the continued issuance and delivery of the Shares and Rights on the terms contemplated by the Registration Statement and the Prospectus.

Our opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as special counsel, therein. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Thelen Reid & Priest LLP

THELEN REID & PRIEST LLP